                                                                     EXHIBIT (i)

                          AMERICAN CENTURY INVESTMENTS
                                4500 MAIN STREET
                          KANSAS CITY, MISSOURI 64111

April 29, 2008

American Century Quantitative Equity Funds, Inc.
4500 Main Street
Kansas City, Missouri  64111

Ladies and Gentlemen:

     I have acted as counsel to  American  Century  Quantitative  Equity  Funds,
Inc., a Maryland corporation (the "Company"),  in connection with Post-Effective
Amendment  No. 51 (the "PEA") to the  Company's  Registration  Statement on Form
N-1A (File Nos. 33-19589,  811-5447),  relating to the public offering from time to time of any or all of the Company's  authorized  shares of common stock,  par value One Cent ($0.01) per share,  that have been  classified  and designated as indicated on Schedule A to this letter (the "Shares").

     In connection  with rendering the opinions set forth below, I have examined the PEA; the Company's  Articles of  Incorporation,  Articles  Supplementary and
Bylaws,  as reflected in the Company's  corporate  records;  resolutions  of the
Board of Directors of the Company relating to the  authorization and issuance of the Shares;  and such other  documents as I deemed  relevant.  In  conducting my examination,  I have  assumed  the  genuineness  of all  signatures,  the  legal capacity of all natural persons, the authenticity,  accuracy and completeness of documents  purporting  to be originals  and the  conformity  to originals of any copies of documents. I have not independently  established any facts represented in the documents so relied on.

     I am a member of the Bar of the State of Missouri.  The opinions  expressed in this letter are based on the facts in existence and the laws in effect on the date hereof and are  limited to the laws (other than the  conflict of law rules)
of the State of Maryland  that in my experience  are normally  applicable to the issuance of shares by registered  investment companies organized as corporations under the law of that state and to the  Securities  Act of 1933, as amended (the
"1933 Act"),  the  Investment  Company Act of 1940, as amended (the "1940 Act"), and the  regulations  of the  Securities  and  Exchange  Commission  (the "SEC")
thereunder. I express no opinion with respect to any other laws.

     Based upon and subject to the  foregoing and the  qualifications  set forth below, it is my opinion that:

     1.   The issuance of the Shares has been duly authorized by the Company.

     2. When issued and paid for upon the terms provided in the PEA,  subject to compliance with the 1933 Act, the 1940 Act, and applicable state laws regulating the offer and sale of securities,  and assuming the continued valid existence of the Company under the laws of the State of Maryland,  the Shares will be validly issued, fully paid and non-assessable.

American Century Quantitative Equity Funds, Inc.
April 29, 2007

     For the  record,  it should be stated  that I am an  employee  of  American
Century Services, LLC, an affiliate of the Company's investment advisor.

     I hereby  consent  to the use of this  opinion  as an exhibit to the PEA. I assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the PEA. In giving my consent I do not thereby admit that I am in the category of persons whose  consent is required  under Section 7 of the
1933 Act or the  rules  and  regulations  of the SEC  thereunder.  The  opinions expressed herein are matters of professional judgment and are not a guarantee of result.

                                      Very truly yours,

                                      /s/ Ryan L. Blaine
                                      -------------------------------
                                      Ryan L. Blaine
                                      Corporate Counsel

RLB

                                   SCHEDULE A

SERIES NAME                                           CLASS NAME
-----------                                           ----------

Disciplined Growth Fund                               Investor
                                                      Institutional
                                                      A
                                                      B
                                                      C
                                                      R

Disciplined Growth 130/30 Fund                        Investor
                                                      Institutional
                                                      A
                                                      B
                                                      C
                                                      R

Equity Growth Fund                                    Investor
                                                      Institutional
                                                      A
                                                      B
                                                      C
                                                      R

Equity Growth 130/30 Fund                             Investor
                                                      Institutional
                                                      A
                                                      B
                                                      C
                                                      R

Global Gold Fund                                      Investor
                                                      Institutional
                                                      A
                                                      B
                                                      C
                                                      R

Income & Growth Fund                                  Investor
                                                      Institutional
                                                      A
                                                      B
                                                      C
                                                      R

SERIES NAME                                           CLASS NAME
-----------                                           ----------

International Core Equity Fund                        Investor
                                                      Institutional
                                                      A
                                                      B
                                                      C
                                                      R

Long-Short Equity Fund                                Investor
                                                      Institutional
                                                      A
                                                      B
                                                      C
                                                      R

NT Equity Growth Fund                                 Institutional

NT Small Company Fund                                 Institutional

Small Company Fund                                    Investor
                                                      Institutional
                                                      Advisor
                                                      R

Utilities Fund                                        Investor